Exhibit 10.25

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

INVESTORS’ RIGHTS AGREEMENT

THIS INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of October 22, 2025, by and among Grayscale Investments, Inc., a Delaware corporation (the “Company”), and the Investors (as defined below). Capitalized terms not defined herein are defined by reference to the Certificate of Designation or the Purchase Agreement (each as defined below), as applicable.

RECITALS

WHEREAS, the Company and the Investors are parties to that certain Securities Purchase Agreement dated as of October 22, 2025 by and among the Company and such Investors (the “Purchase Agreement”), under which certain of the Company’s and such Investors’ obligations are conditioned upon the execution and delivery of this Agreement by the undersigned parties.

NOW, THEREFORE, the parties agree as follows:

1.
Definitions. For purposes of this Agreement:
1.1
“Affiliate” has the meaning set forth in Rule 144 under the Securities Act.
1.2
“Board of Directors” means the board of directors of the Company.
1.3
“Business Day” means any day other than a Saturday, a Sunday or any day on which commercial banks in the City of New York are authorized or required by law or executive order to close or be closed; provided, however, for clarification, commercial banks in the City of New York shall not be deemed to be authorized or required by law or executive order to close or be closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York are open for use by customers on such day.
1.4
“Certificate of Designation” means the Company’s Certificate of Designation of Preferences, Rights and Limitations, as amended and/or restated from time to time.
1.5
“Common Stock” means shares of the Company’s Class A common stock, par value $0.0001 per share.
1.6
“Conversion Discount” means 8.0%.
1.7
“Conversion Shares” means the shares issued to the Investors upon an Automatic Conversion (as defined in the Certificate of Designation).
1.8
“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock on the Eligible Exchange on which the Common Stock is listed for trading (as displayed under the heading “Bloomberg VWAP” on the Bloomberg VAP page for the Company (or if the VAP page is not available, its equivalent successor page)) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP

Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.
1.9
“Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.
1.10
“DCG Selling Shareholder” means Digital Currency Group, Inc. and/or any controlled Affiliate of Digital Currency Group, Inc. (other than the Company and its subsidiaries) that holds shares of the Company’s capital stock proposed to be included in an underwritten offering pursuant to Section 2.2.
1.11
“Derivative Securities” means any capital stock or securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.
1.12
“Direct Listing” means the initial listing of the Common Stock (or other equity securities of the Company) on the Nasdaq Stock Market or the New York Stock Exchange by means of an effective registration statement filed by the Company with the SEC, without a related underwritten offering of such Common Stock (or other equity securities).
1.13
“Direct Listing Reference Price” means the arithmetic average of the Daily VWAPs of the Common Stock during the period beginning on the date of the Direct Listing and ending on the twentieth (20th) VWAP Trading Day thereafter.
1.14
“Eligible Exchange” means the Nasdaq Stock Market or the New York Stock Exchange (or any of their respective successors).
1.15
“Equity Conditions” will be deemed to be satisfied as of any date if all of the following conditions are satisfied as of such date: (A) no Investor is in possession of any material non-public information regarding the Company or any of its subsidiaries; (B) no delisting or suspension by the principal, in terms of volume, Eligible Exchange on which the Company is then listed or traded has been threatened (with a reasonable prospect of delisting or suspension occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or is reasonably likely to occur or pending as evidenced by (x) a writing by such Eligible Exchange or (y) the Company falling below the minimum listing maintenance requirements, if applicable, of such Eligible Exchange and (C) all Conversion Shares are registered or otherwise freely tradeable under SEC Rule 144 without volume limitation and any restrictive legend has been removed.
1.16
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.17
“Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; or (ii) a registration relating to an SEC Rule 145 transaction.
1.18
“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.
1.19
“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.
1.20
“Free Trading Date” means the first date upon which both (i) any lock-up applicable to the Investor has expired or is otherwise terminated and (ii) all Conversion Shares (including any shares held in abeyance by the Company for the benefit of Investors pursuant to Section 7(G)(ii) of the Certificate of Designation and any shares issuable pursuant to any alternative securities issued by the Company to Investors to prevent Investors from beneficially owning shares of Common Stock that would exceed the Maximum Percentage (as defined in the Certificate of Designation)) are registered for resale and/or otherwise freely tradeable under SEC Rule 144 without volume limitation and any restrictive legend has been removed (or would be removed in connection with a proposed sale upon the request of the holder thereof).
1.21
“Fundamental Change” shall have the meaning ascribed to it in the Certificate of Designation, as in effect on the date of this Agreement and regardless of the date on which such event occurs.
1.22
“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.
1.23
“Holder” means any holder of Registrable Securities who is a party to this Agreement.
1.24
“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, life partner or similar statutorily-recognized domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships of a natural person referred to herein.
1.25
“Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.
1.26
“Investors” means the persons named on Schedule A hereto and each person to whom the rights of an Investor are assigned pursuant to Section 7.1.
1.27
“IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.
1.28
“IPO Price” means the public offering price per share of the shares sold in the Qualified IPO.
1.29
“Junior Preferred/Common New Securities” means equity securities of the Company that are shares of the Company’s preferred stock that are junior to the Preferred Stock or shares of Common Stock, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.
1.30
“Lead Investor” means HBC ICAV Trading LP.
1.31
“Make-Whole Reference Price” means the arithmetic average of the Daily VWAPs of the Common Stock during the Make-Whole Reference Period.
1.32
“Minimum Proceeds” means the product of (i) 1.09 and (ii) the product of (x) the number of Conversion Shares held by the relevant Investor (including for such purpose (x) any economically equivalent securities issued to the relevant Investor pursuant to Section 7(G)(i) of the Certificate of Designation on a fully-converted / fully-exercised basis (and without giving effect to any restriction on conversion or exercise contained therein) and/or (y) any shares held in abeyance by the Company for the benefit of such Investor pursuant to Section 7(G)(ii) of the Certificate of Designation) as of the start of the Make-Whole Reference Period multiplied by (y) (A) the IPO Price multiplied by (1 minus the Conversion Discount) or (B) the Direct Listing Reference Price multiplied by (1 minus the Conversion Discount), as applicable.
1.33
“New Securities” means, collectively, Junior Preferred/Common New Securities and Senior/Pari-Passu New Securities.
1.34
“Person” or “person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.
1.35
“Preferred Stock” means shares of the Company’s Series A Convertible Preferred Stock.
1.36
“Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, held by the Investors from time to time; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above; excluding in all cases , however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 7.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 2.13.
1.37
“Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.
1.38
“Registration Default” means, as of a given date following the six-month anniversary of the earlier to occur of a Qualified IPO or a Direct Listing, that the Free Trading Date shall not have occurred on or prior to such date.
1.39
“Registration Default Date” means any Trading Day (as defined in the Certificate of Designation) after the six-month anniversary of the earlier to occur of a Qualified IPO or a Direct Listing if the Registration Default is in effect and has not been cured as of such date.

1.40
“Requisite Holders” means the Investors holding a majority of the shares of Preferred Stock issued at the closing of the transactions contemplated by the Purchase Agreement.
1.41
“SEC” means the Securities and Exchange Commission.
1.42
“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
1.43
“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.
1.44
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
1.45
“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder.
1.46
“Senior/Pari-Passu New Securities” means (i) equity securities of the Company that are senior or pari passu to the Preferred Stock, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities and (ii) any debt securities.
1.47
“Shares Retained” means the number of Conversion Shares held by Investor (or held in abeyance by the Company for the benefit of such Investor pursuant to Section 7(G)(ii) of the Certificate of Designation) at the end of the Make-Whole Reference Period less the quantity of any Common Stock sold short by Investor (excluding shares of Common Stock sold in connection with any Excluded Transactions) during the Make-Whole Reference Period and not settled by the delivery of Conversion Shares prior to the end of the Make-Whole Reference Period.
1.48
“Total Proceeds” means, as of the last day of the Make-Whole Reference Period, the sum of (i) all proceeds received by Investor from any sales of Conversion Shares or short sales of Common Stock during the Make-Whole Reference Period (other than pursuant to Excluded Transactions), plus (ii) the product of (x) Shares Retained multiplied by (y) the Make-Whole Reference Price.
1.49
“Transaction Documents” means, collectively, this Agreement, the Purchase Agreement, the Certificate of Designation, and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.
1.50
“VWAP Market Disruption Event” means, with respect to any date, (A) the failure by the Eligible Exchange on which the Common Stock is then traded to open for trading during its regular trading session on such date; or (B) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.
1.51
“VWAP Trading Day” means a day on which (A) there is no VWAP Market Disruption Event; and (B) trading in the Common Stock generally occurs on the Eligible Exchange on which the Common Stock is then traded, provided that the Holder, by written notice to the Company, may waive the conditions to a “VWAP Trading Day” set forth in clauses (A) and/or (B).

2.
Registration Rights. The Company covenants and agrees as follows:
2.1
Demand Registration.
(a)
Form S-1 Demand. Following the Qualified IPO or Direct Listing, as applicable if the Company receives a request from the Requisite Holders that the Company file a Form S-1 registration statement with respect to Registrable Securities then outstanding, then the Company shall: (x) within five days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within 30 days after the date such request is given by the Initiating Holders (the “S-1 Filing Deadline”), file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within 20 days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3. The Company shall use its commercially reasonable efforts to cause such Form S-1 registration statement to be declared effective as soon as practicable and in any event within 90 days of the filing thereof, such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC any financial statements or other information that is required to be filed prior to the effectiveness of such Form S-1 registration statement.
(b)
Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $5,000,000, then the Company shall (i) within ten days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within 30 days after the date such request is given by the Initiating Holders (the “S-3 Filing Deadline”, and together with the S-1 Filing Deadline, each a “Filing Deadline”), file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within 20 days of the date the Demand Notice is given, and in each case, subject to the limitations of Sections 2.1(c) and 2.3. The Company shall use its commercially reasonable efforts to cause such Form S-3 registration statement to be declared effective as soon as practicable and in any event within 90 days of the filing thereof, such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC any financial statements or other information that is required to be filed prior to the effectiveness of such Form S-3 registration statement.
(c)
Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than 30 days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any 12-month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such 30 day period other than an Excluded Registration.

(d)
The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(a), (i) during the period that is 30 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 30 days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Section 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 2.1(b), (i) during the period that is 30 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 30 days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Section 2.1(b) within the 12-month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Section 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 2.1(d); provided, that if such withdrawal is during a period the Company has deferred taking action pursuant to Section 2.1(c), then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Section 2.1(d).
(e)
In the event that the Company fails to file a registration statement by an applicable Filing Deadline or upon the occurrence of a Registration Default as of the Registration Default Date, the Company shall pay to the Holders liquidated damages as follows: (i) the Company shall pay liquidated damages equal to 2% of the aggregate value of the Registrable Securities held by each Holder for each 30-day period (or pro rata for any portion thereof) following the Filing Deadline or Registration Default Date, as applicable, during which such registration statement was not filed or such Registration Default is not cured (as applicable) and (ii) if the Registration Statement is not filed or the Registration Default is not cured (as applicable) by the one-month anniversary of the applicable deadline, the liquidated damages shall increase by an additional 2% of the aggregate value of such Registrable Securities for each subsequent 30-day period (or pro rata for any portion thereof), up to a maximum of 24% of the aggregate value of such Registrable Securities. The liquidated damages shall be paid in cash to the Holders on a monthly basis, within five (5) Business Days following the end of each 30-day period for which liquidated damages are payable. The payment of liquidated damages pursuant to this Section 2.2(e) shall be the sole and exclusive remedy available to the Holders for the Company's failure to file a registration statement by an applicable Filing Deadline or a Registration Default.
2.2
Company Registration. If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration, in the IPO or a registration pursuant to Section 2.1) (a “Company Offering”), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within 5 Business Days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.

The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.6.
2.3
Underwriting Requirements.
(a)
If, pursuant to Section 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Board of Directors and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting; provided, however, that no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be several and not joint, and limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of this Section 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.
(b)
In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders and any DCG Selling Shareholders in proportion (as nearly as practicable) to the number of Registrable Securities proposed to be included in such offering by each such selling Holder and DCG Selling Shareholder or in such other proportions as shall mutually be agreed to by the Requisite Holders and DCG Selling Shareholders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company and/or any DCG Selling Shareholder) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below 50 % of the total number of securities included in such offering. For purposes of the provision in this Section 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence. The apportionment provisions of the foregoing sentence relating to a “selling Holder” shall also apply to a DCG Selling Shareholder mutatis mutandis.
(c)
For purposes of Section 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 2.3(a), fewer than 50% of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.
2.4
Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)
prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to 240 days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such 240-day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such 240-day period shall be extended for up to an additional 90 days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;
(b)
prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;
(c)
furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;
(d)
use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)
in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;
(f)
use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;
(g)
provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(h)
promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;
(i)
notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and
(j)
after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5
Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.
2.6
Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; and fees and disbursements of counsel for the Company, shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the

Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Sections 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 (other than fees and disbursements of counsel to any Holder, which shall be borne solely by the Holder engaging such counsel) shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.
2.7
Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
2.8
Indemnification. If any Registrable Securities are included in a registration statement under this Section 2 or in connection with a Direct Listing, as applicable:
(a)
To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration except to the extent such information has been corrected in a subsequent writing at least one Business Day prior to the sale of Registrable Securities to the Person asserting the claim.
(b)
To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration and that has not been corrected in a subsequent writing at least one Business Day prior to the sale of Registrable Securities to the Person asserting the claim; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c)
Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.
(d)
To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.
(e)
Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that any matter expressly provided for or addressed by the provisions of this Section 2.8 that is not expressly provided for or addressed by the underwriting agreement shall be controlled by the foregoing provisions.
(f)
Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this

Section 2, and otherwise shall survive the termination of this Agreement or any provision(s) of this Agreement.
2.9
Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:
(a)
make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO or Direct Listing, as applicable;
(b)
use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and
(c)
furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the registration statement filed by the Company for the IPO or Direct Listing, as applicable), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).
2.10
Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Requisite Holders, enter into any agreement with any holder or prospective holder (other than Digital Currency Group, Inc. and/or any of its controlled Affiliates in connection with offerings permitted under Section 4(g)(iii) of the Purchase Agreement) of any securities of the Company that would (i) allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder.
2.11
“Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter in the event of a Qualified IPO, or the Company in the event of the Direct Listing, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement (other than an Excluded Registration) on Form S-1, and ending on the date specified by the Company and the managing underwriter (such period not to exceed 180 days), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for the Qualified IPO or Direct Listing, as the case may be or (ii) enter into any swap, hedging, or other transaction or arrangement that transfers, or is designed to transfer, to another, in whole or in part, any of the economic consequences of ownership, directly or indirectly, of such securities, whether or not any such transaction or arrangement described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 2.11 shall apply only to the Qualified IPO or Direct Listing (whichever occurs first), shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement or to the establishment of a trading plan pursuant to Rule 10b5-1, provided that such plan does not permit transfers during the restricted period, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder, to an Affiliate of such Holder, or one or more of the Holder’s Immediate Family Members, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors of the Company and all stockholders individually owning (directly or indirectly) more than 1% of the Company’s outstanding Common Stock (after giving effect to the conversion into Common Stock of all outstanding Preferred Stock) and/or more than 1% of any class of equity of any Subsidiary are subject to the same restrictions. The underwriters in connection with such registration, in the event of a Qualified IPO, are intended third-party beneficiaries of this Section 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration, in the event of the Qualified IPO, and the Company, in the event of a Direct Listing, that are consistent with this Section 2.11. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Company stockholders that are subject to such agreements, based on the greater of (i) number of shares subject to such agreements and (ii) the number of shares proposed to be sold in connection with such waiver or termination of restrictions. Notwithstanding the foregoing, if, in connection with the Qualified IPO or Direct Listing, any director, officer or shareholder of the Company enters into a lock-up agreement or similar arrangement with terms less restrictive than this Section 2.11, then such terms will be deemed to replace the terms of this Section 2.11.
2.12
Not an Underwriter. Neither the Company nor any Subsidiary or Affiliate thereof shall identify any Holder as being an underwriter or potentially being an “underwriter” in any disclosure to, or filing with, the SEC or any stock exchange in connection with any registration statement filed by the Company with respect to the Registrable Securities. No Holder shall be required to agree or admit that it is, or may be, acting as an "underwriter" in connection with the transactions contemplated hereby or agree to be named as an underwriter or as potentially being an underwriter in any public disclosure or filing with the SEC or any stock exchange, nor shall any Holder be required to make any representations to, or undertake any obligations to, the SEC in connection with any registration statement filed by the Company, unless such designation or potential designation is the subject of a written request by the staff of the SEC, in connection with any registration statement filed by the Company with respect to the Registrable Securities, in which case a Holder may waive the applicable registration rights and withdraw any related demand for registration. Any Holder being deemed an underwriter, or potentially to be an underwriter, by the SEC shall not relieve the Company of any obligations it has under this Agreement or any other Transaction Document.
2.13
Termination and Suspension of Registration Rights.
(a)
The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 or 2.2 shall terminate, as to such Holder, upon the earliest to occur of:
(i)
the closing of a Fundamental Event in which (x) the consideration received by the Investors in such Deemed Liquidation Event is in the form of cash and/or publicly traded securities, or (y) if the Investors receive registration rights from the acquiring company or other successor to the Company reasonably comparable to those set forth in this Section 2; and

(ii)
such time after consummation of an IPO or Direct Listing, whichever is earlier, when the Holder (A) together with its Affiliates holds less than 1% of the outstanding capital stock of the Company and (B) may immediately sell all of the Holder’s Registrable Securities under SEC Rule 144 without volume limitation, or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation, during a three-month period without registration.
3.
Information Rights.
3.1
Delivery of Financial Statements.
(a)
The Company shall deliver to each Investor:
(i)
as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Company (A) a balance sheet as of the end of such year, (B) statements of income and of cash flows for such year, and (C) a statement of stockholders’ equity as of the end of such year, all such financial statements prepared in accordance with GAAP and audited and certified by independent public accountants of nationally recognized standing selected by the Company;
(ii)
as soon as practicable, but in any event within 60 days after the end of each quarter of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet (which shall include line items for the amount of each specific Digital Asset held by the Company and an indication of whether such Digital Assets constitute Qualified Treasury Assets or Non-Qualified Treasury Assets (as such terms are defined in the Certificate of Designation) and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may be subject to normal year-end audit adjustments);
(iii)
promptly after the commencement thereof but in any event not later than five Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, the Company or any of its subsidiaries, notice of each action, suit or proceeding before any court or other Governmental Authority (as defined in the Certificate of Designation) or other regulatory body or any arbitrator which could reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement).
(iv)
as soon as practicable, but in any event within 60 days after the end of each quarter of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Investors to calculate their respective percentage equity ownership in the Company.
(b)
If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.
(c)
If reasonably requested by an Investor, the Company shall provide the information required by, or reasonably requested pursuant to, this Section 3.1 to such Investor by uploading the information to a portfolio management platform.

(d)
Notwithstanding anything else in this Section 3.1 to the contrary, the Company reserves the right to withhold any information (i) if access to such information would be reasonably likely to adversely affect the attorney-client privilege between the Company and its counsel or (ii) that the Company determines in good faith, after consultation with the Company’s outside counsel, to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company). To the extent that any information has been withheld by the Company pursuant to this Section 3.1(d), the Company shall inform receiving Investor(s) that certain information has been held back and not provided to the Investor(s) pursuant to this exception.
(e)
Notwithstanding anything else in this Section 3.1 to the contrary, the Company may cease providing the information set forth in this Section 3.1 during the period starting with the date 30 days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.
3.2
Inspection. Not more than once during each quarter of each fiscal year of the Company, the Company shall permit each Investor, at such Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Investor in connection with monitoring or making decisions with respect to its investment in the Company; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to (a) create any new information or materials or (b) provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.
3.3
Termination of Information Rights. The covenants set forth in Sections 3.1 and 3.2 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO or Direct Listing, as applicable or (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act.
4.
Rights to Future Stock Issuances.
4.1
Right of First Offer of New Securities. Subject to the terms and conditions of this Section 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Investor. An Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (i) itself, (ii) its Affiliates and (iii) its beneficial interest holders, such as limited partners, members or any other Person having “beneficial ownership,” as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of such Investor (“Investor Beneficial Owners”).
(a)
The Company shall give notice (the “Offer Notice”) to each Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, (iii) all identified potential investors, and (iv) the price and terms, if any, upon which it proposes to offer such New Securities.
(b)
By notification to the Company within 5 Business Days after the Offer Notice is given, each Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, such Investor’s Pro Rata Portion (as defined below). “Pro Rata Portion” shall mean (i) as it pertains to Senior/Pari-Passu New Securities, up to that portion of such Senior/Pari-Passu New

Securities which equals the proportion that (x) the Preferred Stock then held by such Investor bears to (y) the total Preferred Stock of the Company then outstanding) and (ii) as it pertains to Junior Preferred/Common New Securities, that portion of such Junior Preferred/Common New Securities which equals the proportion that (x) the Preferred Stock then held by such Investor bears to (y) the total Preferred Stock of the Company then outstanding multiplied by the lesser of (A) a quantity of Junior Preferred/Common New Securities having an aggregate purchase price of $50 million and (B) 10% of the Junior Preferred/Common New Securities.
(c)
At the expiration of such 5-Business Day period, the Company shall promptly notify each Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Investor’s failure to do likewise. During the ten-day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Investors were entitled to subscribe but that were not subscribed for by the Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Section 4.1(c) shall occur within the later of 90 days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 4.1(d).
(d)
If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Sections 4.1(b) and 4.1(c), the Company may, during the 30 day period following the expiration of the periods provided in Sections 4.1(b) and 4.1(c), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within 30 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance with this Section 4.1.
(e)
For the avoidance of doubt, the right of first offer in this Section 4.1 shall not be applicable to shares of Common Stock issued in the Qualified IPO.
4.2
Termination. The covenants set forth in Section 4.1 shall terminate and be of no further force or effect immediately before the consummation of the Qualified IPO or Direct Listing, as applicable.
5.
Qualified IPO Participation Right; Private Placement; Make Whole Provision.
5.1
Qualified IPO Participation Right. If the Company proposes to undertake a Qualified IPO (as defined in the Certificate of Designation), the Company will (i) give the Investors notice of such proposed issuance as promptly as is reasonably practical and prudent in light of the timing and nature of the transaction, and (ii) offer to the Investors, on the same terms and subject to the same conditions as are applicable to the public in the Qualified IPO, the opportunity to purchase in the Qualified IPO at the IPO Price, the Investor Allocation Amount (as defined below) in such Qualified IPO (the “IPO Participation Right”). “Investor Allocation Amount” means each Investor’s pro rata portion (based on the number of shares of Preferred Stock held by each such Investor immediately prior to the completion of the Qualified IPO) of the lesser of (x) $100 million of the shares of Common Stock sold in the Qualified IPO (the “PubCo Shares”) and (y) 20% of the PubCo Shares sold in the Qualified IPO (including, for each of clauses (x) and

(y), any secondary shares sold in such Qualified IPO) (the “IPO Participation Right”). In the event that all Investors do not elect to purchase their full Investor Allocation Amount, those Investors who have elected to purchase their full Investor Allocation Amount shall each have the right to purchase, pro rata (based on the number of shares of Preferred Stock held by each such Investor immediately prior to the completion of the Qualified IPO), the shares of Common Stock not purchased in the Qualified IPO by such other Investors.
5.2
Private Placement.
(a)
In the event that the SEC determines that the securities sold pursuant to the IPO Participation Right may not be resold by any participating Investors without registering such resale or the availability of another exemption, or the Company, the managing underwriter(s) of any such Qualified IPO and the Requisite Holders otherwise determine in good faith that the securities sold pursuant to the IPO Participation Right may otherwise not be issued and sold pursuant to a registration statement on Form S-1, the rights of the Investor to participate in such transactions may be structured in a separate and contemporaneous private placement transaction exempt from registration with the SEC that is conditioned on the closing of the Qualified IPO (a “Private Placement”). Such Private Placement shall be on the same terms and conditions as contained in the IPO Participation Right. In the event that any potential Private Placement arises, the Company shall give the Investor notice of such proposed Private Placement as promptly as is reasonably practical and prudent in light of the timing and nature of the transaction. Each Investor receiving notice of such a proposed Private Placement shall have the right to rescind any election to exercise an IPO Participation Right previously given by such Investor.
(b)
In the event that any potential Private Placement arises, the Company and the Investor shall execute and deliver such documents that are (a) customary for a transaction structured as a concurrent private placement with an initial public offering, (b) reasonably satisfactory to the Company, the Investor, the managing underwriter(s) in the Qualified IPO (as applicable), and (c) consistent with the terms and conditions pursuant to which the Company’s securities are sold to any other participating investors in the Private Placement. For the avoidance of doubt, shares of capital stock sold to the Investor pursuant to a Private Placement shall qualify as “Registrable Securities” hereunder.
5.3
Make-Whole.
(a)
If, on the first VWAP Trading Day following the last VWAP Trading Day of the Make-Whole Reference Period (as defined below) the Total Proceeds is less than the Minimum Proceeds, each Investor can request (and upon such request, the Company shall, promptly (and, in any case, within 5 Business Days) after the Make-Whole Reference Period, deliver) a make-whole payable in cash to Investor equal to (i) the Minimum Proceeds with respect to such Investor minus (ii) the Total Proceeds received by such Investor (the “Make-Whole Amount”). Any portion of the Make-Whole Amount not paid within 5 Business Days of request by an Investor therefore shall bear interest at an annualized rate of 24% until paid in full. “Make-Whole Reference Period” shall mean the 40 VWAP Trading Day period immediately following the one month anniversary of the Free Trading Date, provided that any VWAP Trading Day during such 40 VWAP Trading Day period in which the Equity Conditions are not satisfied shall, unless waived by the Requisite Holders, not be counted for the purposes of determining such 40 VWAP Trading Day period (and such 40 VWAP Trading Day period shall be deemed extended by the number of such VWAP Trading Days on which the Equity Conditions are not satisfied and have not been waived by the Requisite Holders).
(b)
Each Investor shall, promptly following such request for a make-whole set forth in Section 5.3(a), deliver a certificate of an authorized officer of such Investor certifying as to (i) the quantity of Conversion Shares held by Investor at the start of the Make-Whole Reference Period, (ii) the quantity of

Conversion Shares held by the Investor at the end of the Make-Whole Reference Period and (iii) with respect to any Conversion Shares sold by Investor and any Common Stock sold short by Investor during the Make-Whole Reference Period, the date such shares were sold, the price at which such shares were sold and the quantity of such shares sold.
(c)
For the avoidance of doubt, no purchases, sales, or short sales of any Common Stock by any portfolio manager of any Investor that does not have an economic interest in the Conversion Shares (collectively, the “Excluded Transactions”) will be included in the calculation of the Make-Whole Amount and the certificate provided by an authorized officer of such Investor as set forth in Section 5.3(b) shall not include any such Excluded Transactions.
(d)
The Company shall not declare any dividend or distribution on shares of the Company’s Common Stock or otherwise effect a stock split, stock combination, recapitalization or similar event or a Fundamental Change during the period beginning upon the closing of the Qualified IPO or Direct Listing (as applicable) and ending upon the expiration of the Make-Whole Reference Period.
(e)
Tax Treatment. For U.S. federal income tax purposes, (x) the Company and each Holder shall treat any payment of the Make-Whole Amount as "other property or money" received in connection with the Automatic Conversion and (y) the Company shall not report the Make-Whole Amount as dividend income to an Investor pursuant to Section 356(a)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) so long as such Investor has provided the Company with certification and evidence that its interest in the Company was reduced under the applicable test for such purpose, unless otherwise required by a change in applicable law after the date hereof or a determination (as defined in Section 1313(a) of the Code).
5.
Tax Matters. Any and all payments made by the Company hereunder including the Make-Whole Amount shall be made without deduction or withholding for any taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any taxes from any payments hereunder by a withholding agent (including, for the avoidance of doubt, the Holder or an Affiliate thereof acting in such capacity), then the applicable withholding agent shall be entitled to make such deduction or withholding and any amount so deducted or withheld shall be treated as received by the Holders in respect of which such amounts were deducted or withheld.
6.
Miscellaneous.
6.1
Successors and Assigns. Subject to the Tax Form Requirement (as defined in the Purchase Agreement), the rights under this Agreement may be assigned (but only with all related obligations) by a Holder without the prior written consent of the Company (i) prior to a Triggering Event, to an Affiliate of such Holder that agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement and (ii) upon and following the occurrence of a Triggering Event, to any assignee that is not a Disqualified Entity (as defined in the Purchase Agreement). The rights under this Agreement may not otherwise be assigned without the prior written consent of the Company, not to be unreasonably withheld. The rights under this Agreement may be assigned (but only with all related obligations) by the Company only with the prior written consent of the Requisite Holders. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2
Interpretation. For purposes of this Agreement, any determination of the amount of Company securities held or deemed to be held by an Investor shall be determined on a fully exercised and converted basis and shall also include (x) any economically equivalent securities issued to the relevant Investor pursuant to Section 7(G)(i) of the Certificate of Designation on a fully-converted / fully-exercised basis (and without giving effect to any restriction on conversion or exercise contained therein) and (y) any shares held in abeyance by the Company for the benefit of such Investor pursuant to Section 7(G)(ii) of the Certificate of Designation.
6.3
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
6.4
Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.
6.5
Notices.
(a)
General. All notices and other communications given or made pursuant to this Agreement shall be in writing (including electronic mail as permitted in this Agreement) and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next Business Day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one Business Day after the Business Day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or (as to the Company) to the address set forth on the signature page hereto, or in any case to such email address or address as subsequently modified by written notice given in accordance with this Section 7.5.
(b)
Consent to Electronic Notice. Each party to this Agreement consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic mail pursuant to Section 232 of the DGCL (or any successor thereto) at the electronic mail address set forth below such party’s name on the Schedules hereto, as updated from time to time by notice to the Company, or as on the books of the Company. To the extent that any notice given by means of electronic mail is returned or undeliverable for any reason, the foregoing consent shall be deemed to have been revoked until a new or corrected electronic mail address has been provided, and such attempted electronic notice shall be ineffective and deemed to not have been given. Each party to this Agreement agrees to promptly notify the Company of any change in such stockholder’s electronic mail address, and that failure to do so shall not affect the foregoing.
6.6
Amendments and Waivers.
(a)
Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Requisite Holders; provided that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party.

(b)
Notwithstanding in this Agreement to the contrary, (i) this Agreement may not be amended, modified or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, modification, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of this Agreement with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction).
(c)
Further notwithstanding anything in this Agreement to the contrary, Schedule A hereto may be amended by the Company from time to time to add transferees of any Registrable Securities in compliance with the terms of this Agreement without the consent of the other parties.
(d)
The Company shall give prompt written notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto whose rights and/or obligations were affected by such amendment, modification, termination, or waiver and that did not consent in writing to such amendment, modification, termination, or waiver; provided that the failure to provide such notice shall not invalidate any amendment, modification, termination or waiver in accordance with this Section 7.6.
(e)
Any amendment, modification, termination, or waiver effected in accordance with this Section 7 shall be binding on all parties hereto, regardless of whether any such party has consented thereto or received notice thereof.
(f)
No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.
6.7
Severability. In case any provision contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.
6.8
Aggregation of Stock; Apportionment. All shares of Registrable Securities held or acquired by a given Investor’s Affiliates shall be aggregated together with those held or acquired by such Investor for the purpose of determining the availability of any rights of such Investor under this Agreement and such Investor and its Affiliates may apportion such rights as among themselves in any manner they deem appropriate.
6.9
Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between or among any of the parties are expressly canceled.

7.10 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, provided that if the Court of Chancery of the State of Delaware does not have jurisdiction, then to the other courts of the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction

Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

6.10
Costs of Enforcement. The prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.
6.11
Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or non-defaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

COMPANY: GRAYSCALE INVESTMENTS, INC.

By: /s/ Edward McGee

Name: Edward McGee

Title: Chief Financial Officer
Address: 290 Harbor Drive, 4th Floor Stamford, CT 06902

Email: [***]

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR: HBC ICAV TRADING LP

By: /s/ Richard Allison

Name: Richard Allison

Title: Authorized Signatory*

*Authorized Signatory

Hudson Bay Capital Management LP

not individually, but solely as

Investment Advisory to HBC ICAV Trading LP.

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR: HUDSON BAY SPECIAL OPPORTUNITIES MASTER FUND (C) LP

By: /s/ Richard Allison

Name: Richard Allison

Title: Authorized Signatory*

*Authorized Signatory

Hudson Bay Capital Management LP

not individually, but solely as

Investment Advisory to Hudson Bay Special Opportunities Master Fund (C) LP.

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR: GRAHAM MACRO STRATEGIES LTD.

By: /s/ Brian Douglas

Name: Brian Douglas

Title: CEO, Graham Capital Management, L.P., as Investment Advisor

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR: GRAHAM CREDIT OPPORTUNITIES LTD.

By: /s/ Brian Douglas

Name: Brian Douglas

Title: CEO, Graham Capital Management, L.P., as Investment Advisor

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR: THE MARKET OPPORTUNITIES FUND

By: /s/ Allen Williams

Name: Allen Williams

Title: COO

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR: THE PARADIGM FUND

By: /s/ Allen Williams

Name: Allen Williams

Title: COO

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR: THE SMALL CAP OPPORTUNITIES FUND

By: /s/ Allen Williams

Name: Allen Williams

Title: COO

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR: THE INTERNET FUND

By: /s/ Allen Williams

Name: Allen Williams

Title: COO

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR: SEVEN GRAND PARTNERS, LLC

By: /s/ Chris Fahy

Name: Chris Fahy

Title: Authorized Signatory

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR: CM SUB-ADVISED FUND 2 LTD.

By: /s/ Noah Goldberg

Name: Noah Goldberg

Title: Authorized Signatory

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR: RIVERVIEW OMNI MASTER FUND LP

By: /s/ Matthew Graver

Name: Matthew Graver

Title: Chief Operating Officer

[Signature Page to Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first written above.

INVESTOR: ARCA DIGITAL ASSETS MASTER FUND, LP

By: /s/ Jeremy Rayne Steinberg

Name: Jeremy Rayne Steinburg

Title: CEO

[Signature Page to Investors’ Rights Agreement]

SCHEDULE A

INVESTORS

HBC ICAV Trading LP

c/o Hudson Bay Capital Management LP

290 Harbor Drive

3rd Floor

Stamford, CT 06902

Cc: Latham & Watkins LLP
12670 High Bluff Drive

San Diego, CA 92130

Telephone: (858) 523-5400

Attention: Michael E. Sullivan

Hudson Bay Special Opportunities Master Fund (C) LP

c/o Hudson Bay Capital Management LP

290 Harbor Drive

3rd Floor

Stamford, CT 06902

Cc: Latham & Watkins LLP
12670 High Bluff Drive

San Diego, CA 92130

Telephone: (858) 523-5400

Attention: Michael E. Sullivan

Graham Macro Strategic Ltd. 40 Highland Avenue Rowayton, CT 06853 Attention: Tim Sperry Email: [***]
Graham Credit Opportunities Ltd. 40 Highland Avenue Rowayton, CT 06853 Attention: Tim Sperry Email: [***]

The Market Opportunities Fund

Kinetics Mutual Funds, Inc.

615 East Michigan Street

Milwaukee, WI 53202

Cc: Horizon Kinetics Asset Management LLC

470 Park Ave South, 8th Floor South

New York, NY 10016

Attention: Jay Kesslen; Russ Grimaldi

Email: [***]

The Paradigm Fund

Kinetics Mutual Funds, Inc.

615 East Michigan Street

Milwaukee, WI 53202

Cc: Horizon Kinetics Asset Management LLC

470 Park Ave South, 8th Floor South

New York, NY 10016

Attention: Jay Kesslen; Russ Grimaldi

Email: [***]

The Small Cap Opportunities Fund

c/o Kinetics Mutual Funds, Inc.

615 East Michigan Street

Milwaukee, WI 53202

Cc: Horizon Kinetics Asset Management LLC

470 Park Ave South, 8th Floor South

New York, NY 10016

Attention: Jay Kesslen; Russ Grimaldi

Email: [***]

The Internet Fund

Kinetics Mutual Funds, Inc.

615 East Michigan Street

Milwaukee, WI 53202

Cc: Horizon Kinetics Asset Management LLC

470 Park Ave South, 8th Floor South

New York, NY 10016

Attention: Jay Kesslen; Russ Grimaldi

Seven Grand Partners, LLC 81 Pondfield Road C302 Broxnville, NY 10708 E-mail: [***]
CM Sub-Advised Fund 2 Ltd. c/o Seven Grand Partners, LLC 81 Pondfield Road C302 Broxnville, NY 10708 E-mail: [***]
Riverview Omni Master Fund LP Morgan Stanley AIP GP LP 100 Front Street West Conshohocken, PA 19428 Email: [***]

Arca Digital Assets Master Fund, LP Craigmuir Chambers PO Box 71 Road Tortola VG 1110 British Virgin Islands Attention: Jeremy Rayne Steinberg, CEO